UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MORGAN STANLEY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADDITIONAL INFORMATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 21, 2020

The following Notice of Change of Location relates to the proxy statement of Morgan Stanley, dated April 3, 2020, furnished to shareholders of Morgan Stanley in connection with the solicitation of proxies by the Board of Directors of Morgan Stanley for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 20, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

1585 Broadway

New York, NY 10036

NOTICE OF CHANGE OF LOCATION OF

2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2020

Dear Shareholder:

Due to public health concerns resulting from the coronavirus (COVID-19) pandemic and in light of the guidance of local, state and federal governments, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Morgan Stanley, to be held on May 21, 2020, at 10:00 a.m. Eastern Daylight Time (Annual Meeting), has been changed to a virtual meeting format only, via audio webcast, and will not be held at a physical location (Virtual Annual Meeting).

As described in the proxy materials for the Annual Meeting previously distributed to you, shareholders of record as of March 23, 2020, the record date, are entitled to participate in the Virtual Annual Meeting. To attend and participate in the Virtual Annual Meeting, shareholders should go to www.virtualshareholdermeeting.com/MS2020 and enter their 16-digit control number provided in the proxy card, notice or voting instruction form. Shareholders may vote and submit questions during the Virtual Annual Meeting.

Only one shareholder per 16-digit control number can access the Virtual Annual Meeting. Those who are not a shareholder or without a control number may attend the Annual Meeting as guests, but they will not have the ability to participate during the Virtual Annual Meeting. We recommend that shareholders log in to this website and access the webcast 15 minutes in advance of the Virtual Annual Meeting’s start time. An archive will be available on our investor relations site after the Virtual Annual Meeting.

Whether or not you plan to attend the Virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting and may continue to be used to vote your shares in connection with the Virtual Annual Meeting.

By Order of the Board of Directors,

Martin M. Cohen

Corporate Secretary

April 20, 2020

Access to the Virtual Annual Meeting on May 21, 2020: www.virtualshareholdermeeting.com/MS2020.

Our proxy statement and annual report are available at https://www.morganstanley.com/about-us-ir and www.proxyvote.com.

It is important that all of your shares are voted. You may submit your proxy to have your shares voted over the Internet or by telephone or by returning your proxy card or voting instruction form, if you receive one in the mail.

BY MOBILE DEVICE You can vote by scanning the QR Barcode on your proxy materials.	BY INTERNET You can vote online at www.proxyvote.com.	BY TELEPHONE You can vote by calling the number on your proxy materials.	BY MAIL You can vote by mail by completing, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.